UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 1, 2024

Velo3D, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39757	98-1556965
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2710 Lakeview Court,
Fremont,	California	94538
(Address of principal executive offices)		(Zip Code)
(408) 610-3915
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00001 per share	VLD	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	VLD WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Third Amendment to Senior Secured Notes Due 2026

On July 1, 2024, Velo3D, Inc. (the “Company”) entered into a third note amendment (the “Third Note Amendment”) to its senior secured notes due 2026 (as amended, the “Notes”) with the note holders (collectively, the “Note Holders”), and U.S. Bank Trust Company, National Association, as trustee. Pursuant to the Third Note Amendment, the Company and the Note Holders agreed to defer the July 1, 2024 partial redemption payment of $10.5 million (the “July Redemption Payment”) over a period of ten equal monthly payments commencing August 1, 2024. In addition, under the terms of the Notes, as amended by the Third Note Amendment, a default under the warrants issued pursuant to the Letter Agreement (as defined below) and the warrants issued to the Note Holders on April 1, 2024, would trigger an event of default under the Notes.

Letter Agreement and Warrants

In connection with the Third Note Amendment and as consideration for the deferral of the July Redemption Payment, on July 1, 2024, the Company also entered into a letter agreement (the “Letter Agreement”) with the Note Holders pursuant to which the Company issued to the Note Holders warrants to purchase 1,650,000 shares of the Company’s common stock that are exercisable on the issuance date at an exercise price of $3.00 per share and expire on the five year anniversary of the date on which the Resale Registration Statement (as defined below) is declared effective by the Securities and Exchange Commission (“SEC”). The Note Holders may exercise the warrants by paying the exercise in cash or by reducing the outstanding principal amount under the Notes. The warrants may also be exercised on a cashless basis under certain circumstances.

The warrants were issued to the Note Holders, and any shares of common stock issuable upon exercise of the warrants will be issued to the Note Holders, pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D as promulgated by the SEC under the Securities Act. Pursuant to the Letter Agreement, the Company has agreed to file with the SEC a registration statement (the “Resale Registration Statement”) as soon as practicable but in no event later than thirty (30) days after the issuance date of the warrants to register the resale of the shares of common stock underlying the warrants. The Letter Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company, and other obligations of the parties.

The Letter Agreement, form of warrant and Third Note Amendment are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Letter Agreement, the warrants and the Third Note Amendment are qualified in their entirety by reference to such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information required by this Item 3.02 relating to the warrants is set forth under Item 1.01 above and is incorporated herein by reference. Each of the Note Holders represented in the warrants, among other things, that it is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act, and that the acquisition of the warrants is for investment for its own account and not with a view to public resale or distribution within the meaning of the Securities Act, except pursuant to sales registered or exempted under the Securities Act.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant.
4.2*	Third Note Amendment, dated July 1, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.
10.1*	Letter Agreement, dated July 1, 2024, by and among the Company, High Trail Investments ON LLC and HB SPV I Master Sub LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Portions of this exhibit have been redacted in accordance with Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velo3D, Inc.

Date:	July 1, 2024	By:	/s/ Bradley Kreger
		Name:	Bradley Kreger
		Title:	Chief Executive Officer